                                                                   EXHIBIT 23.04

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each of the following Registration Statements of Caraustar Industries, Inc. and in each related Prospectus of our report dated March 28, 2003, with respect to the financial statements of Standard Gypsum LP included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


Registration
Statement No.                                Purpose
-------------                                -------
No. 33-53726                                 Registration Statement on Form S-8
No. 33-77682                                 Registration Statement on Form S-8
No. 333-02948                                Registration Statement on Form S-8
No. 333-57965                                Registration Statement on Form S-8
No. 333-37168                                Registration Statement on Form S-8
No. 333-65555                                Registration Statement on Form S-3
No. 333-66943                                Post-Effective Amendment Number 1 on Form S-3
No. 333-31618                                Registration Statement on Form S-4

                                             /s/ ERNST & YOUNG LLP

Austin, Texas
March 31, 2003